As filed with the Securities and Exchange Commission on  November 12, 2013

Registration No. 333-188694

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
(Amendment No. 2)
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Gulfstream Capital Corporation
(Exact name of registrant as specified in its charter)

Nevada	1000	39-2078090
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Wildunger Strasse 1B, Suite 62
Frankfurt, Germany 60487
+ 496957801945
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

IncSmart. Biz, Inc.
3256 Mystic Ridge Ct.
Las Vegas, NV. 89129
888-681-9777
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications should be sent to:

Gregg E. Jaclin, Esq. Szaferman, Lakind, Blumstein & Blader, P.C. 101 Grovers Mill Road, Suite 200, Lawrenceville, NJ 08648 Tel: (609) 275 0400 Fax: (609) 557 0969

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Common stock, par value $0.00001 per share (1)	1,000,000	$0.04	$40,000	$5.46

(1) Pursuant to Rule 416 under the Securities Act, we are also registering an indeterminate number of shares of common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

TABLE OF CONTENTS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, dated November 12, 2013

1,000,000 shares of common stock

Gulfstream Capital Corporation

Gulfstream Capital Corporation (“Gulfstream”, “we”, “us”, or the “Company”) is offering for sale a maximum of 1,000,000 shares of its common stock, par value $0.00001 per share (the “Shares”), at a fixed price of $0.04 per Share. There is no minimum number of shares that must be sold by us for the offering to close, and therefore we may receive no proceeds or very minimal proceeds from the offering. As such, potential investors may end up obtaining shares in a company that may not receive enough proceeds from the offering to begin operations or where there may be no market for our shares.

We will retain the proceeds from the sale of any of the offered shares that are sold.  The offering is being conducted on a self-underwritten, best efforts basis, which means our directors and officers, Harry Hohenstein and Liliia Berezhna, will be responsible for the sale of the shares. This prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell the Shares to the public until this registration statement is declared effective by the Securities and Exchange Commission (the “SEC”). The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled “Plan of Distribution.”

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our use.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Below is a summary of proceeds, before and after calculating aggregate offering costs, which we may receive from the sale of the shares in the Offering:

	Offering Price	Expenses	Proceeds to Us
Per Share – Gross Proceeds	$0.04	$0.005	$0.035

Total – Gross Proceeds	$40,000	$14,702	$25,298

The offering will terminate upon the earlier to occur of: (i) the date the Company, in its discretion, elects to terminate, (ii) the sale of all 1,000,000 Shares being offered, or (iii) 270 days after this registration statement is declared effective by the SEC.

Prior to the filing of this registration statement, there has been no public trading market for the common stock or any other class of securities of the Company and the Shares are not presently traded on any market or securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ____________, 2013

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
DETERMINATION OF OFFERING PRICE	10
DILUTION	10
MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS	11
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS	12
OUR BUSINESS	15
MANAGEMENT	28
EXECUTIVE COMPENSATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
DESCRIPTION OF CAPITAL STOCK	31
PLAN OF DISTRIBUTION	32
LEGAL MATTERS	34
EXPERTS	34
ADDITIONAL INFORMATION	34
INDEX TO FINANCIAL STATEMENTS	35

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Through and including   ______________ (the 90th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This obligation is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus, including “Risk Factors” and the consolidated financial statements and the related notes before making an investment decision.

“We,” “us,” “our company,” “our,” “Gulfstream” and the “Company” refer to Gulfstream Capital Corporation, but do not include the shareholders of Gulfstream Capital Corporation.

Business Overview

We were incorporated under the laws of the State of Nevada on December 29, 2010. We are an exploration-stage company engaged in exploration in Saskatchewan Province, Canada, for commercially recoverable metal-bearing mineral deposits, such as diamond bearing kimberlite bodies. We have not yet identified any proven or probable mineral reserves, and only limited exploration activity has so far been undertaken, primarily by governmental bodies in Saskatchewan Province. Provided that we successfully identify commercializable mineral deposits, we intend to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing the mineral deposits.

Currently we have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.  Even if we sell the maximum number of securities offered by this prospectus, we will likely need from this require additional offerings from time to time to complete our exploration of the property. If we are unable to complete financing, we will have to find alternative sources, which may include private placements of securities, debt or loans from our officers or others. If we raise 50% of the funds through sales of the securities offered hereby, we will be able to only commence the initial phase of exploration. It is unlikely that we will be able to make our exploration commercially viable if we are unable to continue exploration.

We believe we will need to raise a minimum of $40,000 from this offering in order to remove uncertainties surrounding our ability to continue as a going concern. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources of capital, like a second public offering, a private placement of securities, or loans from our officers or others.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. Even if all shares are sold in this offering we may not have sufficient available cash in order to maintain operations during the next twelve months without the need for additional funds.

We are in the very early exploration stage and need the proceeds from this offering to start exploration.  Our exploration program is explained in greater detail in the “business section” of this prospectus.

Our chairman, CEO, and sole current shareholder, Mr. Harry Hohenstein has advanced monies to the Company to assist with expenses arising from this offering.  Mr. Hohenstein is currently owed $11,000 as a result of a loan to the Company on a non-interest bearing loan; the repayment of which is on a demand basis and without specific terms for repayment.  No interest will be paid to him although interest may be required to be imputed for tax and financial reporting purposes.  For more information on the priority and amount of his repayment please view the section of this Prospectus entitled “Use of Proceeds.”

Risk Factors

Our ability to successfully operate our business and achieve our goals and strategies is subject to numerous risks as discussed in the section titled “Risk Factors,” beginning on page 3.

Corporate Information

The address of our principal executive office is at Wildunger Strasse 1B, Suite 62, Frankfurt, Germany 60487, and our telephone number is +496957801945, our website is www.gulfstreamcapitalcorp.com

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

This prospectus relates to the sale of 1,000,000 shares of common stock, par value of $0.00001.

As of November 12, 2013 we had 5,000,000 shares of common stock issued and outstanding. The number of shares registered under this prospectus would represent approximately 16.67% of the total common stock outstanding, assuming all the shares are sold.

Securities being offered	1,000,000 shares of common stock, par value $0.00001.
Offering price per share	$0.04
Offering period	Our shares are being offered for a period not to exceed 270 days.
Net proceeds to us	Approximately $25,298.
Use of proceeds	We will use the proceeds to pay for offering expenses, the implementation of our business plan, and for working capital.
Terms of the Offering	The Company’s directors and officers will sell the common stock upon effectiveness of this registration statement.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering is completely sold	6,000,000, assuming sale of all shares.
Risk Factors	You should read the section titled “Risk Factors” beginning on page 3 as well as other cautionary statements throughout this prospectus before investing in any shares offered hereunder.

Selected Financial Data

The following selected financial data have been derived from the Company’s financial statements which have been audited by M&K CPAS, PLLC, an independent registered public accounting firm.

The summary financial data as of January 31, 2013 are derived from our financial statements, which are included elsewhere in this prospectus.  The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus and the Financial Statements and notes thereto included in this Prospectus.

As shown in the accompanying financial statements, the Company has suffered a loss from operations to date. It has experienced a loss of $24,607 since inception and has a negative working capital. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Financial Summary Information

Because this is only a financial summary, it does not contain all the financial information that may be important to you. It should be read in conjunction with the financial statements and related notes presented in this section.

	As of July 31, 2013 (Unaudited)	As of January 31, 2013 (Audited)

Balance Sheet Data
Cash	$25	$-
Total Assets	$25	$-
Total Liabilities	$13,000	$11,000
Stockholders’ Deficit	$(12,975)	$(11,000)

	For the Six Months Ended July 31, (Unaudited)		From Inception December 29, 2010 to July 31, 2013 (Unaudited)
	2013	2012

Income Statement Data
Revenue	$-	$-	$-
Total Expenses	$5,000	$3,000	$28,500
Operating Loss	$(5,000)	$(3,000)	$(28,500)
Net Loss	$(5,478)	$(3,277)	$(30,085)

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

We anticipate losses for the foreseeable future and our auditors note that there is substantial doubt as to whether we can continue as a going concern.

Our auditors have noted that our ability to become a going concern is dependent on our continued ability to obtain additional financing. We have not achieved profitability and expect to continue to incur net losses since inception. Our plan of operation is limited to finding diamond-bearing kimberlite pipes. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations. We have no plans or funds for diamonds extraction. Accordingly, we will not generate any revenues as a result of your investment.

Our financial statements have been prepared on a going concern basis, which implies we will continue to meet our obligations and continue its operations for the next fiscal year. Realization value may be substantially different from carrying values as shown and our financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern. As at July 31, 2013 the Company had a working capital deficiency, had not generated revenues and has accumulated losses of $30,085 since inception. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our plan of operation is limited to finding diamond-bearing kimberlite pipes. As such we have no plans for revenue generation. Accordingly, you should not expect any revenues from operations.

Our plan of operation and the funds we raise from this offering will be used for exploration of the property to determine if there are diamond-bearing kimberlite pipes on the property beneath the surface. Exploration work is designed to determine whether the Snowden Diamond Project block contains diamond-bearing kimberlite and exploration does not contemplate extraction of the diamonds. We have no plans or funds for diamonds extraction. Accordingly, we will not generate any revenues as a result of your investment.

Because the probability of an individual prospect ever having reserves is extremely remote any funds spent on exploration will probably be lost.

The probability of an individual prospect ever having reserves is extremely remote. In all probability the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease operations.

We were incorporated in December 2010 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $30,085. To achieve and maintain profitability and positive cash flow we are dependent upon:

•	our ability to locate a profitable mineral property
•	our ability to generate revenues
•	our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we will require future financing and we may not generate revenues in the future. Failure to generate revenues may cause us to suspend or cease operations.

If our management fails to pay the assessment imposed by Saskatchewan Industry and Resources (SIR) on the claims registered in the name of Duncan Bain, Mr. Bain will lost the title of the claims and consequently we will lose our contractual rights and interest in the claims.

To maintain the claims’ title in good standing, Saskatchewan Industry and Resources (SIR) requires proof of exploration expenditures, or otherwise cash payment of $15 per hectare per year (after the first year) by the Company. All the claims are registered under the name of Duncan Bain. Pursuant to our agreement with Mr. Bain, we are responsible for, among others, exploration development costs which include the potential payments imposed SIR. Our management has agreed to make these payments on the Company’s behalf. However, we cannot assure that these payments will be made when due. If our management fails to pay the imposed assessment on the claims registered in the name of Duncan Bain, Mr. Bain will lost the title of the claims and consequently we will lose our rights and interest in the claims provided in our agreement with Mr. Bain. As a result, our operations may be severely interrupted, delayed or eventually ceased.

In the event that we fail to pay advance royalty payments to Duncan Bain for the rights to mining claims, the mining claims will revert back to Duncan Bain.

Our only potential revenue stream at the present time are our mining Claims owned by Duncan Bain (the “Vendor”) and leased to the Company.  We must pay to the Vendor advance royalty payments on an annual basis of $25,000 per year commencing thirty-six (36) months and forty-eight (48) months from April 7, 2011.  We must pay to the Vendor advance royalty payments on an annual basis of $50,000 per year commencing sixty (60) months from the April 7, 2011 and continuing until commercial production is obtained. In the event that we do not pay the advance royalty payments to the Vendor for any two (2) consecutive years all of our rights in and to the Claims shall revert back to the Vendor within 30 days of the date of the second defaulted advance royalty payment.

Because our management does not have technical training or experience in exploring for, starting, and operating an exploration program, we will have to hire qualified personnel. If we can't locate qualified personnel, we may have to suspend or cease operations which will result in the loss of your investment.

Because our management is inexperienced with exploring for, starting, and operating an exploration program, we will have to hire qualified persons to perform surveying, exploration, and excavation of the property. Our management has no direct training or experience in these areas and as a result may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches, mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing ore body may go undiscovered. Without finding a diamond-bearing kimberlite, we cannot generate revenues and you will lose your investment.

Weather interruptions in the province of Saskatchewan may affect and delay our proposed exploration operations and as a result, there may be delays in generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause the roads leading to our claims to be impassible during six to seven months of the year. When roads are impassible, we are unable to conduct exploration operations on the property which will delay the generation of possible revenues by us.

1.
Our officers and directors Harry Hohenstein and Liliia Berezhna have other outside business activities. They will only be devoting 10% of his/her time, or four hours per week to our operations. As a result, our operations may be sporadic which may result in periodic interruptions or suspensions of exploration.

2.
Our officers and directors Harry Hohenstein and Liliia Berezhna have not visited the claims. Therefore we are relying entirely upon the assessments of unaffiliated third parties and we will have little or no recourse against them if the representations turn out to be untrue.

If our officers and directors should resign or die without having found replacements, our operations will be suspended or will cease. If that should occur, you could lose your entire investment.

We have two officers and directors. We are entirely dependent upon them to conduct our operations. If they should resign or die, there will be no one to run us. Further, we do not have key man insurance. If that should occur, until we find other person(s) to run us, our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

Because our directors and officers will own 83.3% of our total outstanding common stock, they will retain control of us and will be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of our shares.

If all 1,000,000 shares of common stock in this offering are sold, Harry Hohenstein and Liliia Berezhna will own 83.3% of the total outstanding common stock; Harry Hohenstein and Liliia Berezhna will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

Our directors and officers are lack of formal training in financial accounting and management, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

Harry Hohenstein and Liliia Berezhna are lack of formal training in financial accounting and management; however, they are responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When the disclosure and accounting controls referred to above are implemented, they will be responsible for the administration of them. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission, which ultimately could cause you to lose your investment.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

Because our officers and directors do not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. The hiring of additional experienced personnel will result in additional expenses which could have a material adverse effect on our business, results of operations and financial condition.

We may incur significant costs to be a public company to ensure compliance with U.S corporate governance and accounting requirements and we may not be able to absorb such costs.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations. Based on our management’s reasonable estimates, we anticipate that our cost of being a public company, including legal, audit costs, printing, filing fees and other costs will be between $10,000 and $15,000 per year.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

We will incur increased costs and demands upon management as a result of complying with the laws and regulations that affect public companies, which could materially adversely affect our results of operations, financial condition, business and prospects.

After we become a public company and particularly after we cease to be an “emerging growth company,” we will incur significant legal, accounting and other expenses that we did not incur as a private company, including costs associated with public company reporting and corporate governance requirements. These requirements include compliance with Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as rules implemented by the SEC. In addition, our management team will also have to adapt to the requirements of being a public company. We expect that compliance with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

The increased costs associated with operating as a public company will decrease our net income or increase our net loss, and may require us to reduce costs in other areas of our business or increase the prices of our products or services. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our results of operations, financial condition, business and prospects.

However, for as long as we remain an “emerging growth company” as defined in the Jumpstart our Business Startups Act of 2012, or JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an “emerging growth company” as of the following year end, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

If we become a public company, we also expect that it may be more difficult and expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as our executive officers.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC.

We will remain an “emerging growth company” for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any July 31 before that time, we would cease to be an “emerging growth company” as of the following January 31, or if we issue more than $1 billion in non-convertible debt in a three-year period, we would cease to be an “emerging growth company” immediately.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to Our Common Stock

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection,  are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Investor’s funds will not be placed in a separate bank account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.

Declining economic conditions could negatively impact our business.

Our operations are affected by local, national and worldwide economic conditions.  Markets in the United States and elsewhere have been experiencing extreme volatility and disruption for more than 12 months, due in part to the financial stresses affecting the liquidity of the banking system and the financial markets generally.  In 2009, this volatility and disruption has reached unprecedented levels.  The consequences of a potential or prolonged recession may include a lower level of economic activity and uncertainty regarding mineral prices, the costs of operations, the cost of capital and commodity markets. While the ultimate outcome and impact of the current economic conditions cannot be predicted, a lower level of economic activity might result in a decline in energy consumption, which may adversely affect the price and market for diamonds, liquidity and future growth.  Instability in the financial markets, as a result of recession or otherwise, also may affect the cost of capital and our ability to raise capital.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you want to resell your shares, you will have to locate a buyer and negotiate your own sale. Further, resales in the United States may require compliance with some state securities laws. There is no assurance that such compliance can be obtained or maintained. The Company does not presently plan to file with any state securities regulators.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of our shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions.

We have never declared or paid any cash dividends or distributions on our capital stock. And we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” above.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus, or that we filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Our offering is being made on behalf of the company in a direct public offering, without any involvement of underwriters or broker-dealers, on a best efforts basis. Our chairman, CEO, and current shareholder, Mr. Harry Hohenstein, has advanced monies for the payment of offering expenses which will be reimbursed to him from the gross proceeds of this offering.  We will also use net proceeds to repay to Mr. Hohenstein certain loans and advancements previously made.  Repayment to Mr. Hohenstein will be the lowest priority compared to the other uses of proceeds. Mr. Hohenstein is presently owed $11,000 plus such amounts as he may advance to cover the offering costs.  The loans and advancements are on a demand basis.  No interest will be paid to Mr. Hohenstein although interest may be required to be imputed for tax and financial reporting purposes.

Under our agreement with Bain Consulting we are required to make advanced royalty payments at the rate of $25,000 per year beginning April 23, 2016.  To the extent that we lack the funds to meet this obligation, Mr. Hohenstein and Ms. Berezhna have agreed to advance monies on behalf of the company.  There can be no assurance that Mr. Hohenstein and Ms. Berezhna will be able to do so and failure to meet this obligation could result in a default under the April 23, 2013 agreement.  While the agreement does not specify remedies for default, Mr. Bain would have all of the remedies allowable under Canadian law and investors could expect to lose their entire investment.

Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a best efforts basis. The table below sets forth the use of proceeds if 1,000,000 common shares of the offering are sold at $0.04 per share.

1,000,000
Gross proceeds	$40,000
Offering expenses	$14,702
Net proceeds	$25,298

The net proceeds will be used as follows:

Consulting Services	$1,000
Preliminary review of assessment work	$500
Mobilization/demobilization of crew	$500
Pace and compass/GPS lines, estimated 10 line km	$1,500
Detailed magnetometer survey, 20 line km	$2,000
Base station and instrument rental	$1,000
Consumables – flagging, pickets, etc.	$100
Accommodation/meals, 3 men	$400
Drafting and report	$1,500
Contingencies	$500
Telephone	$100
Mail	$30
Stationary	$50
Accounting and Legal	$3,000
SEC filing	$250
Repayment of loan and Advances	$11,000
Other expenses	$1,868
TOTAL	$25,298

If 75% are sold:

Gross proceeds	$30,000
Offering expenses	$14,702
Net proceeds	$15,298

The net proceeds will be used as follows:

Consulting Services	$750
Preliminary review of assessment work	$375
Mobilization/demobilization of crew	$375
Pace and compass/GPS lines, estimated 20 line km	$1,125
Detailed magnetometer survey, 25 line km	$1,500
Base station and instrument rental	$750
Consumables – flagging, pickets, etc.	$75
Accommodation/meals, 2 men	$300
Drafting and report	$400
Contingencies	$230
Telephone	$88
Mail	$30
Stationary	$50
Accounting and Legal	$2,750
SEC filing	$100
Repayment of loan and Advances	$5,500
Other expenses	$900
TOTAL	$15,298

If 50% are sold:

Gross proceeds	$20,000
Offering expenses	$14,702
Net proceeds	$5,298

The net proceeds will be used as follows:

Consulting Services	$0
Preliminary review of assessment work	$500
Mobilization/demobilization of crew	$500
Pace and compass/GPS lines, estimated 20 line km	$1,000
Detailed magnetometer survey, 25 line km	$1,000
Base station and instrument rental	$700
Consumables – flagging, pickets, etc.	$50
Accommodation/meals, 3 men	$200
Drafting and report	$200
Contingencies	$200
Telephone	$25
Mail	$25
Stationary	$50
Accounting and Legal	$748
SEC filing	$100
Repayment of loan and Advances	$0
Other expenses	$0
TOTAL	$5,298

If 25% are sold:

Gross proceeds	$10,000
Offering expenses	$14,702
Net proceeds	$(4,702)

Offering expenses consist of: (1) legal services, (2) accounting fees, (3) fees due to the transfer agent, (4) printing expenses and (5) filing fees.

The Company has allocated a maximum of $1,000 of the offering proceeds to be used for consulting services to offset the costs of retaining a professional geological consultant payable at the management’s request.  At this time, the board intends to spend no greater than $1,000 of the offering proceeds towards such consulting fees.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgment of our board of directors, such changes are necessary or advisable. The above amounts and priorities for the use of proceeds represent management's estimates based upon current conditions.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to $40,000. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

•	our lack of operating history;

•	the proceeds to be raised by the offering;

•	the amount of capital to be contributed by purchasers of this offering in proportion to the amount of stock to be retained by our existing stockholder; and,

•	our relative cash requirements.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Following this offering, even if all shares are sold, the net tangible book offering will be 0.00. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

As of July 31, 2013, the net tangible book value of our shares of common stock was a deficit of (0.002) or approximately ($0.00) per share based upon 5,000,000 shares outstanding.

If 100% of the shares are sold:

Upon completion of this offering, in the event all of our shares are sold, the pro forma net tangible book value of the 6,000,000 shares to be outstanding will be $27,025 or approximately $0.00 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.04 per share without any additional investment on his part.  You will incur an immediate dilution from $0.04 per share to $0.00 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own 16.7% of the total number of outstanding shares for which you will have made a cash investment of $40,000, or $0.04 per share. Our existing stockholders will own 83.3% of the total number of outstanding shares for which he has made cash contributions totaling $50.00 or approximately $0.00001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Dilution	100%	75%	50%	25%

Price per share	$0.04	0.04	0.04	0.04
Net tangible book value per share before offering	$0	0	0	0
Potential gain to existing shareholder	$40,000	30,000	20,000	10,000
Net tangible book value per share after offering	$0.00	0.00	0.00	0.00
Increase to present stockholder in net tangible book value per share after offering	$0.00	0.00	0.00	0.00
Capital contributions by Prior Investor	$50	50	50	50
Number of shares outstanding before the offering	5,000,000	5,000,000	5,000,000	5,000,000
Number of shares after offering assuming the sale of the maximum number of shares	6,000,000	5,750,000	5,500,000	5,250,000
Price per share	$0.04	0.04	0.04	0.04
Dilution per share	$0.04	0.04	0.04	0.04
Capital contributions	$40,000	30,000	20,000	10,000
Number of shares after offering held by public investors	1,000,000	750,000	500,000	250,000
Percentage of capital contributions by existing shareholder	0.00	0.00	0.00	0.00
Percentage of ownership after offering	17	13	9	5

MARKET FOR OUR SECURITIES AND RELATED SHAREHOLDER MATTERS

There is presently no established public trading market for our shares of common stock. We plan to apply for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders

As of November 12, 2013, we had two shareholders of our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We presently do not have any equity based or other long-term incentive programs. In the future, we may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and our shareholders to do so.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The information and financial data discussed below is derived from our audited financial statements for the years ended January 31, 2013 and 2012.  The audited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the related notes contained elsewhere in this prospectus. The financial statements contained elsewhere in this prospectus fully represent our financial condition and operations; however, they are not indicative of our future performance.

Overview

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues.  Our only other source for cash at this time is investments by others in Gulfstream Capital Corporation. We must raise cash to implement our project and stay in business. Even if we raise the maximum amount of money in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. It depends upon the amount of exploration we conduct and the cost thereof. We won't know that information until we begin exploring our property. We will not begin exploration of our property until we raise money from this offering. We believe we will need to raise a minimum of $40,000 from this offering in order to remove uncertainties surrounding our ability to continue as a going concern.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it will last a year. If we raise less than the maximum amount, we do not believe the money will last a year. If we raise less than the maximum amount and we need more money we will have to revert obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

As of January 31, 2013, our financial statements reflected no assets and $11,000 in liabilities.  Even if all shares are sold in this offering we may not have sufficient available cash in order to maintain operations during the next twelve months without the need for additional funds.  Under our agreement with Bain Consulting we are required to make advanced royalty payments at the rate of $25,000 per year beginning April 23, 2016.  To the extent that we lack the funds to meet this obligation, Mr. Hohenstein and Ms. Berezhna have agreed to advance monies on behalf of the company.  There can be no assurance that Mr. Hohenstein and Ms. Berezhna will be able to do so and failure to meet this obligation could result in a default under the April 2013 agreement.  While the agreement does not specify remedies for default, Mr. Bain would have all of the remedies allowable under Canadian law and investors could expect to lose their entire investment.

Exploration expenditures consist of fees to be paid for consulting services connected with exploration, the cost of rock sampling (the collection of a series of small chips over a measured distance, which is then submitted for a chemical analysis, usually to determine the metallic content over the sampled interval, a pre-determined location(s) on the property), and cost of analyzing these samples. Since we recently leased the properties, we have not begun exploration.

We cannot be more specific about the application of proceeds for exploration, because we do not know what we will find. If we attempted to be too specific, every time an event occurred that would change our allocation, we would have to amend this registration statement.  We believe that the process of amending the registration statement would take an inordinate amount of time and not be in your best interest in that we would have to spend money for legal fees which could then not be spent on exploration.

We have allocated a range of money for exploration.  That is because we do not know how much will ultimately be needed for exploration.  If our initial exploration proves positive results, we will expand the exploration activities to include reverse circulation drilling.  This is a less expensive form of drilling that does not allow for the recovery of a tube or core of rock.  The material is brought up from depth as a series of small chips of rock that are then bagged and sent in for analysis.  This is a quicker and cheaper method of drilling, but does not necessarily give one as much information about the underlying rocks.  If warranted, core drilling would follow this stage.

If we discover significant quantities of mineralized material, we will begin technical and economic feasibility studies to determine if we have reserves.  Only if we have reserves will we consider developing the property.

If, through early stage exploration, we find mineralized material and it is feasible to expand the exploration program, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need, we will have to find alternative sources of funding, like a public offering, a private placement of securities, or loans.

We have discussed this matter with our officers and directors, however, our officers and directors are unwilling to make any commitment to loan us any significant amounts of money at this time.  At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in the form of exploration of the properties.  Our exploration program is explained in as much detail as possible in the business section of this prospectus.  We are not going to buy or sell any plant or significant equipment during the next twelve months.  We will not buy any additional equipment until we have located a body of minerals and we have determined they are economical to extract from the land.

We intend to interest other companies in the properties should we discover mineralized materials or we may elect to develop the properties ourselves.

If we are unable to complete any phase of exploration because we do not have enough money, we will cease operations until we raise more money.  If we cannot or do not raise more money, we will cease operations.  If we cease operations, we do not know what we will do and we don’t have any plans to do anything.

We do not intend to hire additional employees at this time.  Any work that would be conducted on a property that we may secure will be conducted by unaffiliated independent contractors that we will hire.  The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation.  The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Plan of Operation - Milestones

During the next twelve months we plan to spend funds from our working capital balance as follows:

(1)	Costs related to legal fees for the preparation and of the subsequent Form S-1 registration statement with the SEC.

(2)	Costs related to trenching and surface sampling.

(3)	Costs related to analyzing mineral claims.

(4)	Costs for accounting and auditing services.

(5)	Costs for accounting and auditing services.

Based on positive results such as magnetic highs from the Phase 1 work a Phase 2 program would be initiated to provide additional information.

PHASE 2

This Phase 2 program would consist of gravity survey totaling 15 line kilometers to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD.

PHASE 3.

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work.  This would consist of approximately 600 m of drilling . The estimated cost of the Phase 3 program is $150,000USD.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business and complete all 3 Phases of our planned exploration program. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Limited Operating History; Need for Additional Capital

We have no operations upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee that we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our, and possible cost overruns due to price and cost increases in services.

We will have to retain experts to assist in developing the properties we lease and in locating additional appropriate projects. Our interest in the properties is limited to our leasehold interest.  Our leases, however, grant us a right to purchase the underlying minerals upon completion of certain conditions.  In order to assist in deciding if we should invest in a particular project, we will first need to be provided with at least the following:

• A description of the project and the location of the property;
• The lands that will be subject to the exploration project;
• The royalties, net profit interest or other charges applicable to the subject lands;
• The estimated cost of any geophysical work contemplated; and
• The estimated acquisition costs, exploration costs and development costs of the property.

To become profitable and competitive, we will have to conduct research and exploration of the mining operation rights we have acquired. Currently, our exploration activities are located south of Choiceland, 70 kilometers northeast of Prince Albert, central Saskatchewan, Canada. The property is more specifically located at Latitude 53o 25' North, Longitude 104o 40' West; NTS: 73H/08 and 10.  Gulfstream Capital Corporation has acquired a 70% legal and beneficial claim to this project.  For more detail on the arrangement between the Company and Duncan Bain see the section entitled “Claim Information and Property Ownership” on page 19.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders. At present, company has no plans for any future property acquisitions.

Results of Operations

We did not generate any revenue for the six months ended July 31, 2013 and have yet to generate any revenue since inception. Operating expenses were $1,500 for the six months ended July 31, 2013 resulting an operating loss of $1,500, compared to operating expenses of $1,500 resulting an operating loss of $1,500 for the same period ended July 31, 2012.  Our operating expenses generally consist of rent, consulting fee, legal and accounting paid. Interest expense for six months ended July 31, 2013 was $260, compared to $158 for the same period ended July 31, 2013.  Net loss for six months ended July 31, 2013 was $1,760, compared to $1,658 for the same six months period ended July 31, 2012.

We did not generate any revenue for the years ended January 31, 2013 and 2012 and have yet to generate any revenue since inception. Operating expenses were $11,000 for the year ended January 31, 2013 resulting an operating loss of $11,000, compared to operating expenses of $12,000 resulting an operating loss of $12,000 for the year ended January 31, 2012.  The decrease was due to impairment on mineral claims of $6,000 incurred in 2012 offset by legal and accounting expenses of $5,000 incurred in 2013. The legal and accounting expenses were a result of the Company’s filing of a registration statement on Form S-1 on May 20, 2013, as subsequently amended. Interest expense for year ended January 31, 2013 was $714, compared to $388 for the year ended January 31, 2012.  Net loss for year ended January 31, 2013 was $11,719 compared to $12,388 for the year ended January 31, 2012.

Liquidity and Capital Resources

At January 31, 2013, we had assets of $0, compared to assets of $0 at January 31, 2012.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

Critical Accounting Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of commitments and contingencies at the date of the consolidated financial statements and the reported amount of revenues and expenses during the period.  All of our significant accounting policies and estimates are described in note 2 of the January 31, 2013 audited financial statements.  We consider the following policies as being critical with regard to the impact estimates and changes in estimates could have on our financial condition, changes in financial condition or results of operations.

Mineral Property Costs-The Company has been in the exploration stage since its inception and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized. The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Stock Based Compensation - The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, and ASC 505, Equity based payments to non employees, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Under the JOBS Act, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

OUR BUSINESS

Our Corporate History and Background

We are an exploration-stage company engaged in exploration in Saskatchewan Province, Canada, for commercially recoverable metal-bearing mineral deposits, such as diamond bearing kimberlite bodies. We have not yet identified any proven or probable mineral reserves. Provided that we successfully identify commercializable mineral deposits, we intend to engage in a joint venture or partnership with a larger, more established mining operator to commence mining, processing and distributing the mineral deposits.

We were incorporated under the laws of Nevada in December, 2010. Currently, we have two officers and directors Mr. Harry Hohenstein and Ms. Liliia Berezhna. Our address is Gulfstream Capital Corporation, Wildunger Strasse 1B, Suite 62, Frankfurt, Germany 60487. Our telephone number is +496957801945. Our website is www.gulfstreamcapitalcorp.com

Our Industry

Diamonds are the most concentrated form of carbon and are differentiated from other substances by unique crystal structure. This structure identifies the bond among a repeating arrangement of compounds or elements that produce a solid entity. In fact, the diamond consists of the strongest chemical bond known today, lending to the diamond's exceptionally resilient properties.

The natural process through which diamonds form adds an allure. Diamonds typically form deep within the earth where there exist conditions of extreme heat and pressure, with evidence suggesting that diamonds have formed hundreds of miles below the earth's surface. Temperatures in excess of one thousand degrees Celsius and pressure of at least fifty kilobars are conditions necessary for diamond formation, with the atmospheric pressure at sea level measuring just one kilobar. In some cases, diamonds form at shallower depths which exhibit abnormally high levels of pressure, though the quality of these diamonds is generally lower than those which form deep within the earth.

Diamond deposits that are large enough for mining are generally located in cratons, which are vast areas of the earth’s crust which have reasonably stable properties and cover a large percentage of most continents. Cratons consist of a substantial crust with roots that extend into the earth's mantle below. Diamonds are transported to the earth's surface by magma, or liquid volcanic rock traveling through these roots, which cools and hardens as it reaches the cooler temperature of the earth’s surface. During this hardening process, cone shaped diamond deposits materialize, named kimberlite pipes after Kimberley, South Africa where the first kimberlite pipe was found. While diamonds are occasionally discovered in meteorites and different types of rocks, most diamonds have historically been found in kimberlite pipe deposits.

The value of the diamond extends far beyond the exquisite beauty that makes it popular for use in fine jewelry. The hardest substance known to man, diamonds can also withstand extreme pressure and shock, making them valuable for industrial use in tools for cutting, polishing, drilling and grinding. Flawed diamonds that are not suited for jewelry as well as synthetic diamonds are often designated for such manufacturing applications.

Until the 1990's junior miners in Canada really didn't do much diamond exploration. There were a few in far out of the way places, but most juniors were pre-occupied with precious metals. But in the early 90's that all changed. The discovery of diamonds in Canada’s north, in the NWT sent the junior mining industry into a frenzy.

Source:

http://www.articlesbase.com/science-articles/science-of-diamonds-164303.html

Canada represents a unique opportunity within the global metals and mining market. Driven by a powerful combination of abundant natural resources and a secure investment climate, it has firmly established itself as a global mining centre. Over 1,400 mining companies now list on Canada’s national exchange, which is a majority of the world’s listed mining firms.

The strength of Canada’s mining industry has been a key driver of economic growth. As one of the world’s largest producers of metals and minerals – holding twelve top-five production rankings – mining is vital to Canada’s economy, contributing $40 billion in 2008. It is also an important supplier to global markets, with over 80% of production exported. Having led the world in exploration spending since 2004, the outlook for mining in Canada remains robust.

In May, 2011, the Saskatchewan Mining Association published a fact sheet that showed the following:

•	In 2008 mining accounted for $7.7 Billion in Saskatchewan’s GDP (roughly 12% of the total economy;
•	Since 2008, the industry has grown at a rate of $1.4 Billion per year, which growth is expected to last until 2028;
•	In 2009 Saskatchewan mineral production was valued at $5 Billion, down from the high of $9.7 Billion established in 2008 but still accounting for 15.6% of all of Canada’s output,
•	In the past 3 years $1 Billion has been invested in mineral exploration in Saskatchewan.\;
•	Mining employs about 6% of the workforce, which is expected to grow to 17% by 2028.

http://www.saskmining.ca/info/Fact-Sheets/fact-sheet-q-a.html

The Mining Association of Canada (“MAC”) published its 2012 Facts and Figures (for 2011) and reported:

•	Canadian mining generated revenues of $36 Billion in 2010;
•	Canada led the world in mining investment with 19% of all worldwide investment;
•	MAC estimates $136 Billion in additional investment over the next decade;
•	Mineral pricings increased in 2010 and pulled back slightly in 2011;
•	Saskatchewan was second only to Ontario in mining revenues among Canadian provinces;
•	Canada had no diamond exports in 1998 but $2.8 Billion by 2008.

https://docs.google.com/viewer?url=http%3A%2F%2Fwww.mining.ca%2Fwww%2Fmedia_lib%2FMAC_Documents%2FF%26F2011-English.pdf

Sales and Marketing

We are seeking to explore further on our property for commercializable diamond bearing kimberlite bodies deposits. Diamond bearing kimberlite bodies can be freely sold and marketed throughout the Canada. We do not expect to be engaged in the sales and marketing of the minerals. We intend to focus on the exploratory phase and, if successful, to partner with a larger, more experienced, and better financed mining company.

Current Business Operations

We were incorporated on December 29, 2010 in the State of Nevada. We are an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves, which are not in either the development or production stage. We intend to become engaged in the exploration for commercially recoverable metal-bearing mineral deposits, such as diamond bearing kimberlite bodies. Currently, our exploration activities are in located south of Choiceland, 70 kilometers northeast of Prince Albert, central Saskatchewan, Canada. The property is more specifically located at Latitude 53o 25' North, Longitude 104o 40' West; NTS: 73H/08 and 10.  Gulfstream Capital Corporation has acquired a 70% interest in the Project. We intend to explore for diamond-bearing kimberlite on the property

We do not have any revenues or substantial operations, and we have no assets and have incurred losses since inception.  Our net loss since inception is $24,607, of which we paid $6,250 for office rent, $6,250 for consulting fees, and $5,000 for legal and accounting fees.  We expect to incur additional expenses of approximately $10,000 as a result of becoming a public company.  These increased expenses will be the result of increased audit, legal and Edgar fees.

Currently we have no operations, have been issued a going concern opinion and rely upon the sale of our securities and loans from our sole officer and director to fund operations.

We are in the very early exploration stage and need the proceeds from our offering to start exploration.  Our exploration program is explained in as much detail as possible in the business section of this prospectus. We will be conducting research in the form of exploration of our property and it is recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project.

Our chairman, CEO, and current shareholder, Mr. Harry Hohenstein, has advanced monies for the payment of offering expenses which will be reimbursed to him from the gross proceeds of this offering.  We will also use net proceeds to repay to Mr. Hohenstein certain loans and advancements previously made.  Repayment to Mr. Hohenstein will be the lowest priority compared to the other uses of proceeds. Mr. Hohenstein is presently owed $11,000 plus such amounts as he may advance to cover the offering costs.  The loans and advancements are on a demand basis.  No interest will be paid to Mr. Hohenstein although interest may be required to be imputed for tax and financial reporting purposes.

Gulfstream Capital Corporation has acquired a 70% interest in the Snowden diamond project that lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim block totaling 3428.3 hectares. The Snowden block was chosen because the staked block to the northwest has one kimberlite showing and the staked area to the southeast has 5 kimberlite showings, with 4 reported to contain diamonds. This suggests that the Snowden block may be within a northwest trending corridor of kimberlite pipes. It is therefore recommended that the following programs be carried out to test for diamond-bearing kimberlites within the project.

Our exploration work designed to determine whether the Snowden Project block contains diamond-bearing kimberlite. The Phase 1 program should consist of grid emplacement and a ground-based magnetic survey.  The recommended budget for this work is US $10,000.00. Based on results of the Phase 1 work a Phase 2 program would be initiated and would consist of a gravity survey to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD. Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work. This would consist of approximately 600 m of drilling and is estimated to cost  $150,000USD. Further work would be dependent on the results of the initial drilling.

To meet our need for cash we are attempting to raise money from this offering. We cannot guarantee that we will be able to raise enough money through this offering to stay in business. Whatever money we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the event that the proceeds raised are insufficient to start exploring, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not raise all of the money we need from this offering to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Prior to the current year, our president had advanced $11,000 in the form on a non-interest bearing loan.   This amount due to the director is without specific terms of repayment.

Business Strategies

Our business strategies and near-term plans are as follows:

●	Further evaluate prospecting results to date;

●	Perform a rough survey of diamond bearing kimberlite bodies over a test area; and

●	Investigate other metallogenic areas, mainly through surface work, which may be combined with limited tunnel exploration and drilling.

Mining Industry

General

If we successfully identify commercializable mineral deposits and obtain the required government license, our primary business activity is anticipated to be mining, processing and distributing diamond bearing kimberlite bodies, and other mineral products. Canada is currently a net importer of nonferrous metals. There are governmental restrictions on exploration and mining activity in Canada, discussed further below.

We believe that Canada will continue to industrialize and this will cause increased demand for industrial raw materials such as non-ferrous metals. We expect prices of non-ferrous metals to increase in the future, although prices may experience significant fluctuations.

Location and Access

The Snowden Diamond Project is located 70 kilometers northeast of Prince Albert, Saskatchewan, directly east and northeast of the village of Snowden (Figure 1, 2 & 3).

The Project is located within the Southern Mining District. It consists of a single block of claims centered at approximately Latitude 53o 25' North, Longitude 104o 37' West on National Topographical Survey map sheet 073H/08 and 10.

There is excellent road access by secondary township roads from Snowden, which are in turn accessed by paved 2-lane roads from Prince Albert. Accommodation, food and fuel are available at Snowden and Prince Albert.

Physiography and Climate

The Project lies at an elevation of at approximately 1390m ASL, and is flat to gently dipping to the east.  Land use is mainly agriculture, with minor amounts of timber cutting and tourism/recreation.  The property is generally dry, with a few small some swampy patches.  The entire project area is sparsely treed because of its agricultural use.  The region is open to exploration, development and mining throughout the year.

The climate of this region is semi-arid.  The annual mean temperature (100 year average) for the area is 0.8°C. Monthly mean temperatures vary from -22°C (January) to +17°C (July). The annual mean precipitation is 406mm, including 145cm annual snowfall.

Prince Albert and to a lesser extent Choiceland, Smeaton and Snowden, serve as supply centers.  Prince Albert has scheduled air links to Saskatoon and Regina.  Two hydroelectric dams (Codette/Nipawin and E.B. Campbell) on the Saskatchewan River near Nipawin (within 50 km of the property) generate in excess of 500 MW of electrical power and a high voltage transmission line is in close proximity to the property.  The closest rail link connects Smeaton, Snowden and Choiceland, and is immediate to the property.  Cellular telephone coverage of this area is provided by SaskTel.

Claim Information and Property Ownership

The Project consists of a single block of claims (the “Claims”) that lies directly east and north of Snowden and consists of 3428.3 hectares, 13.4 sections or 8471.6 acres. The southern part of the block lies within NTS map sheet 073H/08 while the northern part lies within map sheet 073H/10. The Claims are listed in Table 1 and shown in Figure 3. The Claims are registered under the name of Duncan Bain. We have a 70% beneficial interest in the Claims.

On April 23, 2013, the Company entered into an agreement with Duncan Bain to acquire mining claims in the Southern Mining District of Saskatchewan. Under the agreement, the Company acquired a seventy (70) percent legal and beneficial interest in and to the Claims in exchange for six thousand dollars ($6,000) due and payable on the date of entering the agreement. The Company agreed to pay one hundred (100) percent of all ongoing Claim exploration development, production costs and advance royalty payments (collectively the “Production Costs”) until commercial production is first reached from the Claims. The Company has the right to receive 100% of any cash flow from commercial production from the Claims until such time as it has recouped its entire Production Costs at which time cash flow will be allocated as seventy (70) percent to the Company and thirty (30) percent to Duncan Bain.

Duncan Bain is entitled to a royalty (the “GORR”) equal to 1.0% of the Average Appraised Value of all gem and industrial diamonds recovered, sorted and graded from the Property, free and clear of all costs of development and operations.  In addition, Duncan Bain is entitled to a 2.0% Net Smelter Royalty (“NSR), which consists of all monies realized and actually received by the Company from the sale of ores, concentrates, and/or minerals mined or extracted from the Claims other than Diamonds (the “Product”), including premiums, bonuses and subsidies less s smelting or other processing costs and expenses.

The Company shall pay Duncan Bain advance royalty payments on an annual basis of $25,000 per year commencing thirty-six (36) months and forty-eight (48) months from the date of the Agreement. The Company agreed to pay to Duncan Bain advance royalty payments on an annual basis of $50,000 per year commencing sixty (60) months and continuing until commercial production is from the date of the Agreement. In the event that the Company does not pay the advance royalty payments to Duncan Bain for any two (2) consecutive years all of the Company’s rights in and to the Claims shall revert back to Duncan Bain within 30 days of the date of the second defaulted advance royalty payment.

Saskatchewan Industry and Resources (SIR) Assessments

To maintain the claims’ title in good standing, Saskatchewan Industry and Resources (SIR) requires proof of exploration expenditures, or otherwise cash payment of $15 per hectare per year (after the first year) by the Company. Pursuant to our agreement with Mr. Bain, we are responsible for the Production Costs, which include the potential payments imposed SIR. Our management has agreed to make these payments on the Company’s behalf. These assessment requirements amount to $51,424.50 for the entire project. This fee of $51,424.50 is due on an annual basis with the first assessment due on April 23, 2015.

Mining Operation Disclosure

The Claims in our Project is without known proven (measured) or probable (indicated) reserves, as defined under SEC Industry Guide 7, and the exploration program described in “History and Plan of Operation” below is exploratory in nature.

Previous Operations

The company is unaware of any previous operations conducted on its property.

TABLE 1 – CLAIM DATA

Block	Claim Number	Registered Owner	Area (Hectares)	Recording Date	Anniversary Date	Township/Range
Snowden	MC00000580	Duncan Bain	3428.3 hectares	April 23, 2013	April 23, 2015
All of Section 21 to 23, all of  Section 26 to 28, all of Section 33 and 35; NE quarter, NW quarter and SE quarter of Section 34, Township 52, Range 19  west of Second Meridian;

All of Section 2 to 4, E half of Section 9, all of Section 10, Township 53, Range 19  west of Second Meridian

Permits

Permits for exploration field work are administered by Saskatchewan Environment and Resource Management (the “SERM”), with regional offices in Prince Albert. No mineralized zones, mineral resources or mine workings are located on the property.

The permitting process in Saskatchewan will include a surface exploration permit and may require other permits if water, wildlife or vegetation are disturbed by the process. In order to obtain the appropriate permits an application must be submitted to a Ministry of Environment’s Ecological Protection Specialist. Verification from the Heritage Resources Branch and a map from the Conservation Data Centre must accompany the application.

The SERM has promulgated a set of mineral exploration guidelines as of 2012, which set forth SERM’s requirements and best practices for staking, clearing, work camps, drilling, hazardous materials and a variety of other matters that mining exploration companies are likely to encounter.  http://www.environment.gov.sk.ca/mineralexploration. The Company plans to abide by these guidelines insofar as relevant to the Company’s anticipated operations.

 Surface Disturbance Permits are required for mineral exploration in Saskatchewan prior to any exploration work starting. The permit required is a Surface Exploration permit.  An application is submitted to the Ministry of Environment’s Ecological protection Specialist at the La Ronge Office, in Northern Saskatchewan. Permits need 45 days for approval and are in effect for 18 months.

SERM may require a closure report at the conclusion of a permitted mineral exploration program.   A Closure Report identifies any exceptions or deviations from the proposed plan.

 The company is responsible for returning the disturbed areas to the state they were in prior to any exploration or development activity by the company.

Drilling Samples for Caustic Fusion Reverse Circulation Chips and/or Drill Core

Sample Collection:

Drilling samples will be collected in approximately 15 pound sample sizes and will have depths to and from of each sample recorded.  They are then placed in doubled plastic bags.  The inner bags are sealed with a plastic cable tie and the outer bag is sealed with a plastic cable tie and then sealed with a metal security tag.  The sample number is written on the bag.  Each bag is then placed in a plastic bucket with a tamper-proof lid and sealed.  The samples are assigned individual, generic sample numbers that do not indicate where the samples are from.

Kimberlite rock chips and dust (from the RC drill) are captured within a pre-labeled plastic bag inside a 20 kg white pail.  The bag is then closed with a plastic cable tie and sealed with a security tag.  A 200kg caustic fusion sample corresponds to approximately 15.25 meters of kimberlite drilled depending on chip recovery.  The pail is labeled on the inside and the outside with a unique sample number then capped with a lid. The sample numbers do not indicate the geographic location the sample was taken from.   The security tag numbers are recorded in a handbook and input to an electronic database for tracking before the samples are shipped. Kimberlite or not, a representative sample across each 1.5 m interval was collected for detailed microscope logging at every hole drilled.

Drill samples collected will be logged onsite and then stored in a secure 20 foot shipping container also onsite A project geologist will deliver the samples directly from the Property to SRC Laboratory in Saskatoon, Saskatchewan for caustic fusion analysis.

Security seals are checked upon receipt by SRC and any damage will be noted.

All chain of custody information is kept in a table that will be sent to the Companies head office along with geological and sample location information.  Representative hand samples of the kimberlite are collected.  If there is more than one kimberlite type encountered or more than one locality of the one kimberlite, a sample from every type/area is collected and referenced to the microdiamond sample.

Sample Processing at Laboratory:

(SRC Laboratory Procedure/Protocol for Caustic Fusion Sample Processing)

All samples for diamond analysis will be sent to SRC of Saskatoon, Saskatchewan, Canada, an ISO/IEC 17025 accredited lab.

The caustic fusion method of diamond extraction is employed by SRC.   For samples processed for diamonds > 106 μm, this method includes:

•	weighing the sample as it arrives;
•	drying and crushing at 0.5 inch gap;
•	fusing the sample with NaOH and adding tracers;
•	discarding the -0.075 mm residue;
•	again adding tracers and cleaning the +0.075 mm crude residue by chemical treatment;
•	screening the chemically treated residue and discarding the 0.075 mm portion; and
•	using microscopes to recover and document the natural diamonds and recover the added tracers to the +0.106 mm fractions.

Each sample is checked twice to ensure that the all the diamonds have been recovered

Employees

Our CEO, Harry Hohenstein and our Director Liliia Berezhna, are presently our only employees. Mr. Hohenstain devotes approximately 10% of his time and Ms. Berezhna devotes approximately 10% of her time, or four hours per week each to the Company.  We expect to conduct most of our activities through third party independent contractors, although we have not engaged any such contractors at present.

HISTORY AND PLAN OF OPERATION

Summary

Gulfstream Capital became aware of the Snowden Diamond Project through disclosures from the government of Saskatchewan website and Mr. Duncan Bain.  Gulfstream pursued Mr. Bain to purchase 70% mining rights to the Claim.

The Snowden Diamond Project (“Claims”, “Project” or “Properties”) is located within agricultural lands of central Saskatchewan, Canada.  Numerous kimberlite pipes, some of which are diamond-bearing, occur in the same geological environment and are located within the region.  The Project is located 70 miles northeast of Prince Albert, and between the villages of Snowden on the west and Choiceland on the east.  The Project consists of a single claim group which lies directly east and north of Snowden.  It consists of 3428.3 hectares, 13.4 sections or 8471.6 acres. The Claims are located within the Southern Mining District, and are centered at approximately Latitude 53o 25' North, Longitude 104o 37' West on National Topographical Survey map sheets 073H/08 and 10.

On April 23, 2013, the Company entered into an agreement (the “Agreement”) with Duncan Bain to acquire mining claims in the Southern Mining District of Saskatchewan. Under the Agreement, the Company acquired a seventy (70) percent  legal and beneficial interest in and to the Claims in exchange for six thousand dollars ($6,000) due and payable on the date of entering the Agreement.  The Company agreed to pay one hundred (100) percent of all ongoing Claim exploration development, production costs and advance royalty payments (collectively the “Production Costs”) until commercial production is first reached from the Claims.  The Company has the right to receive 100% of any cash flow from commercial production from the Claims until such time as it has recouped its entire Production Costs at which time cash flow will be allocated as seventy (70) percent to the Company and thirty (30) percent to Duncan Bain.

Duncan Bain is entitled to a royalty (the “GORR”) equal to 1.0% of the Average Appraised Value of all gem and industrial diamonds recovered, sorted and graded from the Property, free and clear of all costs of development and operations.  In addition, Duncan Bain is entitled to a 2.0% Net Smelter Royalty (“NSR), which consists of all monies realized and actually received by the Company from the sale of ores, concentrates, and/or minerals mined or extracted from the Claims other than Diamonds (the “Product”), including premiums, bonuses and subsidies less s smelting or other processing costs and expenses.

The Company shall pay to the Vendor advance royalty payments on an annual basis of $25,000 per year commencing thirty-six (36) months and forty-eight (48) months from the date of the Agreement.  The Company agreed to pay to Duncan Bain advance royalty payments on an annual basis of $50,000 per year commencing sixty (60) months and continuing until commercial production is from the date of the Agreement. In the event that the Company does not pay the advance royalty payments to the Vendor for any two (2) consecutive years all of the Company’s rights in and to the Claims shall revert back to Duncan Bain within 30 days of the date of the second defaulted advance royalty payment.

No kimberlite pipes, the host rock for diamonds, have been identified to date within the Project area.  However, the Snowden block lies SE of staked ground known to contain one kimberlite showing; it lies NW of staked ground known to have 5 kimberlite showings, with 4 reported to contain diamonds.

Exploration work designed to determine whether the Snowden Project block contains diamond-bearing kimberlite is recommended. The Phase I program should consist of grid emplacement and a ground-based magnetic survey.  The recommended budget for this work is US $10,000.00. Based on results of the Phase 1 work a Phase 2 program would be initiated and would consist of a gravity survey to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD. Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work. This would consist of approximately 600 m of drilling and is estimated to cost  $150,000USD. Further work would be dependent on the results of the initial drilling.

Introduction

The Snowden project was recorded on April 23, 2013 in the name of Duncan Bain. It lies approximately 28 kilometers NNW of the Star deposit. To this date there is no known mineral resource on the property and no production of any kind has taken place. Examination of the assessment reports for the area (http://www.infomaps.gov.sk.ca/website/SIR_Geological_ Atlas/viewer.htm) show coverage by airborne geophysical surveys. No ground-based geophysical surveys have been carried out over the block. In 1996 a small amount of drilling was carried out immediately northwest of the Snowden block (Assessment Report 73H-10SW-0003, -0008, current claim S-143568) and kimberlite material was reported. Drilling immediately southeast of the Snowden block reported diamondiferous kimberlite (Assessment Report 73H-0001, -0002, 0003, claims S-127196 and S-135983). Gulfstream acquired a 70% interest in the property from Mr. Bain in April 2013.

Regional Geology

The Fort a la Corne area, which the Project is within, is underlain by the rocks of Cretaceous age (Figure 4, from Sask. Industry and Resources Internet website Geological Atlas, http://www.infomaps.gov.sk.ca/website/SIR_Geological_Atlas/viewer.htm). The bedrock surface is composed of the Lower Colorado Group. Its estimated contact with the underlying Mannville Group lies approximately 20 kilometers to the northeast of the property.  Estimated upper contact with overlying Upper Colorado Group lies approximately 20 kilometers to the west of the property.  These Cretaceous units are composed of fine marine clastic sediments.

Detailed geological information is sparse due to the lack of bedrock exposure.  Most of the bedrock data is provided from well drillings scattered throughout the general Fort à la Corne region, as well as assessment records of drilling in the project area. All known kimberlites in the Fort a la Corne area are found within the Upper and Lower Colorado Group units and the underlying Mannville Group rocks. Below these lower Cretaceous sediments are approximately 440 m of Cambrian-Ordovician to Devonian sandstones and carbonate rocks. Basement to these rocks at approximately 650 m below surface is the Paleoproterozoic age Glennie Lake Domain metavolcanics, metasediments and granitic intrusive bodies.

Property Geology

A thick mantle of overburden, approximately 100 m in depth, covers the property. This overburden is a mixture of several phases of glacial till, fluvial and lacustrine gravel, sand, silt and clay, all of Pleistocene age. These multiple phases of sedimentary deposition have been repeatedly mixed by advance and retreat of continental glaciation so that original layering no longer exists. Rocks of the Lower Colorado Group underlie the property. This unit is composed of sub-horizontally stratified shallow marine and subaerial fluvial deposits. To the south, in the area of the Star kimberlite pipe, these sediments have interbedded kimberlitic tuff layers. Although no drilling has been carried out on the Snowden block several drillholes are located in the area. The data from these holes is available from assessment reports available from the Saskatchewan government.

Deposit Type

This property is being explored for diamond-bearing kimberlites of the Fort à la Corne type.  Kimberlites are very potassium-rich ultramafic intrusive rocks. Diamonds originate in the upper mantle at a depth of 150 to 300 kilometers below the surface. They are thought to be transported to surface as xenocrysts within ascending kimberlite magmas which have passed through the diamond-forming regions of the upper mantle.  The kimberlite magmas probably ascend from mantle depths along major (i.e. deep-penetrating) fault systems.  Larger intrusive bodies such as magnetite-bearing mafic and granitic intrusive bodies may also favour these fault systems (Gent, M.R., 1992; Jennings, C., 1989). In the Fort à la Corne area the main kimberlite field appears as a series of small (a few hundred meters to 1 kilometer diameter) magnetic highs within a broad magnetic low (a trough) between two large linear magnetic highs trending NW-SE. The large linear magnetic highs are thought to be Paleoproterozoic iron formation units similar to the nearby Choiceland iron formation deposit.  The whole Paleoproterozoic package is probably a 4 km to 5 km-thick allochthonous skin sitting on top of the Archean Saskatchewan craton, similar to that seen 90 km to the NW in the Jan Lake – Pelican Lake area at the shield margin.

The Fort à la Corne kimberlites are stacked, well preserved crater facies deposits composed of ultramafic volcanics with hardly any diatreme facies (breccia) material reported. They were erupted into soft shallow marine sediments of the Upper Colorado Group, so most eruptions probably did not involve the formation of a diatreme, which forms top-down in competent rocks. These ultramafic rocks are composed of olivine, pyrope garnet, Mg-ilmenite, chrome diopside, enstatite, Ti-poor phlogopite, spinels and a few minor minerals. This material weathers to a yellow to medium brown color. The garnet, Mg-ilmenite and chrome diopside are called “indicator minerals” and by their abundances can be used to select those kimberlites most likely to contain diamonds. Many of these indicator minerals are weakly to strongly magnetic and often produce a circular to oval shaped magnetic signature. Due to their relatively low cost, ground-based magnetometer surveys are an effective initial method to outline these magnetic signatures. There exists the possibility that there is a density contrast between the ultramafic kimberlite pipes and the host fine clastic claystone-mudstone-siltstone-sandstone-conglomerate that may be reflected in a “bullseye” positive gravity anomaly. Figures 5 to 8 show the vertical derivative (original survey data minus background response) for both magnetic and gravity surveys in the area of both claim blocks.

Mineralization

Due to the thick overburden cover on the Snowden property, no mineralization associated with diamond-bearing kimberlites has been exposed on surface. The only known kimberlite surface exposure in Saskatchewan is the glacially transported block exposed in a terrace on the north shore of Sturgeon Lake.  Extensive till sampling for indicator minerals has been conducted by Saskatchewan Geological Survey, and others, throughout central and southern Saskatchewan but no discernible trains or trends have been outlined which can be attributed to the Fort à la Corne area kimberlite bodies.  The reason for this seems to be that reworking of the thick overburden material during several phases of continental glaciation has completely obliterated any dispersion trains. Figure 7 is a sketch map showing the position of the Snowden claim block in relation to the positions of known kimberlite pipes, some of which are diamond-bearing.

Conclusions and Recommendations

The Snowden diamond project lies at the north end of the prolific Fort a la Corne kimberlite field. It consists of a single claim block totaling 3428.3 hectares. The Snowden block was chosen because the staked block to the northwest has one kimberlite showing and the staked area to the southeast has 5 kimberlite showings, with 4 reported to contain diamonds. This suggests that the Snowden block may be within a northwest trending corridor of kimberlite pipes. It is therefore recommended that the following steps be carried out to test for diamond-bearing kimberlites within the project.

PHASE 1

Kimberlite pipes commonly give a strong magnetic response due to their magnetite and ilmenite content, and these often show as circular highs or “bullseyes) relative to the magnetic response of the surrounding rock. A magnetometer survey is the easiest and least expensive method to test for these high magnetic responses. Therefore the Phase 1 program would consist of a ground-based magnetometer survey over the southeast part of the claim block closest to the claims known to contain diamond-bearing kimberlite. This program is estimated to cost $25,298. Details of the costs of the program are outlined in Table 2 below.

Table 2 – Phase 1 Cost Estimate

Consulting Services	$1,000
Preliminary review of assessment work	$500
Mobilization/demobilization of crew	$500
Pace and compass/GPS lines, estimated 10 line km	$1,500
Detailed magnetometer survey, 20 line km	$2,000
Base station and instrument rental	$1,000
Consumables – flagging, pickets, etc .	$100
Accommodation/meals, 3 men	$400
Drafting and report	$1,500
Contingencies	$500
Telephone	$100
Mail	$30
Stationary	$50
Accounting and Legal	$3,000
SEC filing	$250
Repayment of loan and Advances	$11,000
Other expenses	$1,868
TOTAL COST, PHASE 1 PROGRAM	$25,298

PHASE 2

Kimberlite pipes are composed of material of a higher density than the surrounding host rock they intrude. Based on positive results such as magnetic highs from the Phase 1 work a Phase 2 program would be initiated to provide additional information. This Phase 2 program (Table 3) would consist of a gravity survey totaling 15 line kilometers to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD. Details of the costs of this program are outlined in Table 3 below.

Table 3 – Phase 2 Cost Estimate

Preliminary review of assessment work	$1,000.00

Mobilization/demobilization of crew	$1,000.00

Pace and compass/GPS lines, estimated 10 line km	$2,500.00

Detailed magnetometer survey, 20 line km	$17,500.00

Base station and instrument rental	$1,000.00

Consumables – flagging, pickets etc	$500.00

Accommodation/meals, 3 men	$1,000.00

Drafting and report	$3,000.00

Contingencies	$2,500.00

TOTAL COST, PHASE 2 PROGRAM	$30,000.00

PHASE 3

Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work. This would consist of approximately 600 m of drilling (Table 4). The estimated cost of the Phase 3 program is $150,000USD. Further work would be dependent on the results of the initial drilling.

Table 4 –Phase 3 Cost Estimate

Preliminary review of assessment work	$2,000.00

Mobilization/demobilization of crew	$10,000.00

Diamond drilling, all inclusive $200 per meter, 600 m total; includes drill meterage, geologist, helper, accommodation/meals, transportation and assaying	$120,000.00

Drafting and report	$10,000.00

Contingencies	$8,000.00

TOTAL COST, PHASE 1 PROGRAM	$150,000.00

REFERENCES

Gent, M.R. (1992): Diamond and Precious Gems of the Phanerozoic Basin, Saskatchewan: Preliminary Investigations; Sask. Energy and Mines Open File Report 92-2

G.S.C. Geophysical Series 4636G, 4652G, Aeromagnetic Map, Scale 1”=1 mile (1:63,360)

Jellicoe, B.C., Robertshaw, P., Williamson, P. and Murphy, J., 1998; Summary of Exploration Activities and Results for the Fort à la Corne Diamond Project, Saskatchewan; in Summary of Investigations 1998, Saskatchewan Geological Survey, Sask. Energy Mines, Misc. Rep. 98-4, p. 144-157.

Jennings, C.M.H. (1989): Exploration for Diamondiferous Kimberlites and Lamproites; in “Modern Exploration Techniques”, Sask. Geol. Soc. Spec. Publ. No. 10

Kauffman, E.G., and Caldwell, W.G.E. (1993): The Western Interior Basin in Space and Time; in Caldwell. W.G.E. and Kauffman, E.G., Evolution of the Western Interior Basin; Geol. Assoc. of Canada Spec. Paper 39, p. 1-30

Kensington Resources Ltd. news releases and map, 2001-2005; from Kensington Resources Internet website www.kensington-resources.com

Mitchell, R.H. (1991): Kimberlites and Lamproites: Primary Sources of Diamonds; Geosci. Canada, vol. 18, no. 1, p.1

Saskatchewan Industry and Resources Assessment Reports: Open File 73-0003

Saskatchewan Industry and Resources Internet website: http://142.165.150.133/website/ sir_geological_atlas/viewer.htm

Shore Gold Inc. news releases and map, 2001-2011; from Shore Gold Internet website: www.shoregold.com

MANAGEMENT

Directors and Executive Officers

Our Company’s offices are located in Germany.  However, our officers of the Company are determined and will use their best efforts to make all the necessary travel arrangements to visit our Claims sites when needed.  In addition, the Company may hire an expert consultant in Saskatchewan in the future who would be able to tend to our Claim and handle other administrative aspects of the Company within Canada.

The following table sets forth the name, age, and position of our executive officers and directors. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our shareholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position
Harry Hohenstein	80	President, Chief Executive Officer, Chief Financial Officer and Director
Liliia Berezhna	27	Secretary and Director

Harry Hohenstein has served as our President, Chief Executive Officer, Chief Financial Officer and Director since inception. He is retired since 1993. From 1960 to 1993, Mr. Hohenstein was an Agronomist at Charniakhiv Nationalized Farmland. His responsibilities included:
•	to determine the technological processes for sowing crops
•	the management of agro-technical processes in the cultivation of plants
•	to determine ways of cultivating crops on different plots of land, having in consideration the conditions of soil
•	to make decisions about the plowing, sowing and plant protection
•	to select and procure the seeds, fertilizers and other materials required for plant growth
•	to schedule the plowing and sowing
•	draw the production plans according to the consumers' needs
•	to manage the exploitation of land resources
•	to determine the fertilization process
•	to prepare the production plan for the crop plants

Liliia Berezhna has served as our Secretary and Director since January 27, 2013. She is an Economist at Ukreximbank since 2010. Ms. Berezhna graduated from Ternopil National University of Economics with a degree in Economist in 2009.

Family Relationships

There are no family relationships among any of the directors and executive officers.

Involvement in Certain Legal Proceedings

Our directors and officers have not been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Business Conduct and Ethics

To date, we have not adopted a code of business conduct and ethics for our management and employees. We intend to adopt one in the near future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities for the years ended January 31, 2013 and 2012.

Name and Principal Position	Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation Earnings ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Harry Hohenstein	2013	$0	0	0	0	0	0	3,000	$3,000
President, CEO, CFO and Director (1)	2012	$0	0	0	0	0	0	3,000	$3,000
Liliia Berezhna	2013	$0	0	0	0	0	0	0	$0
Secretary and Director

(1)	For the periods ended January 31, 2013 and 2012, we recognized consulting services of $3,000 provided by our president for each period.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of January 31, 2013.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending board of directors’ meetings. They do not receive any other compensation for serving on the board of directors, but may participate in our incentive compensation program, once such a program is established.

Bonuses and Deferred Compensation

We do not have any bonus, deferred compensation or retirement plan. All decisions regarding compensation are determined by our board of directors.

Options and Stock Appreciation Rights

We do not currently have a stock option or other equity incentive plan. We may adopt one or more such programs in the future.

Payment of Post-Termination Compensation

We do not have change-in-control agreements with any of our directors or executive officers, and we are not obligated to pay severance or other enhanced benefits to executive officers upon termination of their employment.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings, no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors, executive officers, promoters or control persons during the past ten years.

Employment Agreements

We have not entered into employment agreements with any of our employees, officers and directors. We have no standard arrangements to compensate our directors for their services to us.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the board of directors.

Our directors are reimbursed for expenses incurred by them in connection with attending board meetings, but they do not receive any other compensation for serving on the board of directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Parties

Harry Hohenstein and Lilia Berezhna are promoters, pursuant to the Item 404 of Regulation S-K.  As of the date of the registration statement to which this prospectus is an integral part; both are control shareholder of the Company.   Mr. Hohenstein and Ms. Berezhna each individually owns 2,500,000 shares of our Common Stock equaling 100% of our issued and outstanding stock.

During the year ended January 31, 2013, we recognized a total of $6,000 (2012: $6,000) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions were recorded at the exchange amount which is the amount agreed to by the transacting parties.

As of January 31, 2013, we entered in to an oral loan agreement whereby we received $11,000 from our director, Mr. Hohenstein.  These funds were loaned to the Company to provide us with capital to pay for legal, audit, filing fees, and general office administration.  We have agreed to repay Mr. Hohenstein for his $11,000 advancement to the company with no interest payable on demand.

In December 2010, we issued 2,500,000 founder shares to Harry Hohenstein for his services. In December 2012, we issued 2,500,000 shares of common stock at a purchase price of $0.00001 per share to Aleksandra Jahodka in connection with her appointment as Secretary and Director of the Company and for a total payment of $25 in cash, which Company received from Ms. Jahodka after January 31, 2013, the year end.  The shares were subsequently transferred to Liliia Berezhna in January 2013 for $25 upon resignation of Ms. Jahodka and appointment of Ms. Berezhna as Secretary and Director of the Company.

Other than stated above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our shares; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of common stock beneficially owned as of  November 12 , 2013 , for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of common stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group.  A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or warrants or otherwise. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of the date of this prospectus.  For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Closing Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Wildunger Strasse 1B, Suite 61, Frankfurt, Germany 60487.

	Amount and Nature of	Percentage
Name and Address of Beneficial Owner	Beneficial Ownership	of Class
Executive Officers and Directors
Harry Hohenstein	2,500,000	50%
Liliia Berezhna	2,500,000	50%
Directors and executive officers as a group (two persons)	5,000,000	100%

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

Our authorized stock consists of 75,000,000 shares of common stock, par value $0.00001 per share. There are currently 5,000,000 shares of common stock issued and outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

w	general business conditions;
w	industry practice;
w	our financial condition and performance;
w	our future prospects;
w	our cash needs and capital investment plans;
w	our obligations to holders of any preferred stock we may issue;
w	income tax consequences; and
w	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

PLAN OF DISTRIBUTION

We are offering up to 1,000,000 shares of common stock on a self-underwritten basis. The offering price is $0.04 per share. Funds from this offering not be placed in a separate bank account.  We will have immediate use of the net proceeds. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. There are no finders involved in our distribution.

Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering.

We will sell the shares in this offering through Harry Hohenstein and Liliia Berezhna, our officers and directors. They will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,

2. The person is not compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

We hereby confirm that Harry Hohenstein and Liliia Berezhna are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They will continue to be our officers and directors at the end of the offering and have not been, during the last twelve months a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the Securities and Exchange Commission, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Harry Hohenstein and Liliia Berezhna will also distribute the prospectus to potential investors at meetings, to business associates, and to friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum. We intend to sell our common stock shares outside of the United States if possible.

Section 15(g) of the Exchange Act - Penny Stock Rules

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size, and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•	with bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

Regulation M

Each of our officers and directors, who will promote the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the Securities and Exchange Commission and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us.

We will not offer to sell through the use or medium of any prospectus or otherwise any security until this registration statement is declared effective by the Securities and Exchange Commission.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by M&K CPAS, PLLC, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act for the securities in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

FINANCIAL STATEMENTS

Gulfstream Capital Corporation
(An Exploration Stage Company)

July 31, 2013

Gulfstream Capital Corporation
(An Exploration Stage Company)
Balance Sheets
July 31, 2013 and January 31, 2013
(Unaudited)

	July 31, 2013	January 31, 2013

ASSETS

Current Assets
Cash	$25	$-

Total Current Assets	25	-

Mining Claims, net of impairment	-	-
Total Assets	$25	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Accounts payable	$-	$-

Due to Directors	13,000	11,000

Total Liabilities	13,000	11,000

Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding at July 31, 2013 and January 31, 2013)	50	50

Additional paid-in capital	17,060	13,582

Stock subscription receivable	-	(25)
Deficit accumulated during the exploration stage	(30,085)	(24,607)

Total Stockholders’ Deficit	(12,975)	(11,000)

Total Liabilities and Stockholders’ Deficit	$25	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Statements of Operations
For the Three and Six Month Period Ended July 31, 2013 and 2012
and Inception (December 29, 2010) to July 31, 2013
(Unaudited)

	Three Month Period Ended July 31, 2013	Three Month Period Ended July 31, 2012	Six Month Period Ended July 31, 2013	Six Month Period Ended July 31, 2012	Inception December 29, 2010 to July 31, 2013

Revenue	$-	$-	$-	$-	$-

Cost of Goods Sold	$-	$-	$-	$-	$-

Gross Profit	$-	$-	$-	$-	$-

Operating Expenses

Consulting services	$750	$750	$1,500	$1,500	$7,750

Rent	750	750	1,500	1,500	7,750

Legal and accounting	-		2,000		7,000

Impairment of Mineral Claims	-	-	-	-	6,000

Total Expenses	1,500	1,500	5,000	3,000	28,500

Operating Loss	$(1,500)	$(1,500)	$(5,000)	$(3,000)	$(28,500)

Interest Expense	(260)	(158)	(478)	(277)	(1,585)

Net Loss	(1,760)	(1,658)	(5,478)	(3,277)	(30,085)

Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	5,000,000	2,500,000	5,000,000	2,500,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Statements of Cash Flows
(An Exploration Stage Company)
For the Six Month Period Ended July 31, 2013 and 2012
and Inception December 29, 2010 to July 31, 2013
(Unaudited)

	Six Month Period Ended July 31, 2013	Six Month Period Ended July 31, 2012	Inception on (December 29, 2010) to July 31, 2013

Operating Activities

Net loss	$(5,478)	$(3,277)	$(30,085)

Adjustments to reconcile net loss to cash used in operating activities:
Impairment of mineral claims	-	-	6,000
Donated consulting services and rent expenses	3,000	3,000	15,500
Imputed Interest	478	277	1,585
Accounts payable	-	-	-

Net Cash Used by Operating Activities	(2,000)	-	(7,000)

Investing Activities

Purchase of mining claims	-	-	(6,000)

Financing Activities

Borrowings on debt-related party	2,000	-	13,000
Subscription receivable	25	-	25
Net Cash Used by Operating Activities	2,025	-	13,025

Increase (Decrease) in Cash	-	-	25

Cash - Beginning of Period	-	-	-

Cash - End of Period	$25	$-	$25

Supplemental Disclosure of Cash Flow Information

Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non-cash Activities
Issuance of common stock	$-	$-	$-25
Issuance of common stock subscribed	$-

 (The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, December 29, 2010 to July 31, 2013
(Unaudited)

					Deficit Accumulated
	Common Stock		Additional Paid-in	Subscription	During the Exploration
	Shares	Amount	Capital	Receivable	Stage	Total

Balance at December 29, 2010	-	$-	$-	$-	$-	$-

Issuance of common stock to founders	2,500,000	25	(25)	-	-	-
Donated consulting services and rent	-	-	500	-	-	500
Net loss	-	-	-	-	(500)	(500)
Balances at January 31, 2011	2,500,000	25	475	-	(500)	-
Donated consulting services and rent	-	-	6,000	-	-	6,000
Imputed Interest	-	-	388	-	-	388
Net loss	-	-	-	-	(12,388)	(12,388)
Balances at January 31, 2012	2,500,000	$25	$6,863	-	$(12,888)	$(6,000)
Issuance of common stock for cash	2,500,000	25	-	(25)	-	-
Donated consulting services and rent	-	-	6,000	-	-	6,000
Imputed Interest	-	-	719	-	-	719
Net loss	-	-	-	-	(11,719)	(11,719)
Balances at January 31, 2013	5,000,000	$50	$13,582	$(25)	$(24,607)	$(11,000)
Donated consulting services and rent	-	-	3,000	-	-	3,000
Subscription receivable	-	-	-	25	-	25
Imputed Interest	-	-	478	-	-	478
Net loss	-	-	-	-	(5,478)	(5,478)
Balances at July 31, 2013	5,000,000	$50	$17,060	$-	$(30,085)	$(12,975)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY

The Company was incorporated on December 29, 2010 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Gulfstream Capital Corporation will continue to realize its assets and discharge its liabilities in the normal course of business.   Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Gulfstream Capital Corporation be unable to continue as a going concern.  As at July 31, 2013 Gulfstream Capital Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $30,085 since inception.  The continuation of Gulfstream Capital Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Gulfstream Capital Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Gulfstream Capital Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at July 31, 2013 or January 31, 2013

EXPLORATION STAGE ENTITY – The Company complies with FASB guidelines for its description as a exploration stage company.

IMPAIRMENT POLICY – In 2011, the Company paid $6,000 for the mining project.  At January 31, 2013, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $6,000 should be reflected as of January 31, 2013 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8% (2012: 8%) per annum.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of July 31, 2013 and 2012, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of July 31, 2013 and January 31, 2013. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles – Goodwill and Other – General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 3 –MINING CLAIM

The Company intends to conduct exploration activities on the Snowden Diamond Project, which is located in Saskatchewan, Canada. The Snowden Diamond Project (“Claims”, “Project” or “Properties”) is located within agricultural lands of central Saskatchewan, Canada. Numerous kimberlite pipes, some of which are diamond-bearing, occur in the same geological environment and are located within the region.

In 2011, the Company paid $6,000 to acquire 70% interest in Snowden Diamond mining project from Bain Consulting.  At January 31, 2012, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $6,000 should be reflected as of January 31, 2012 because the Company could not substantiate that there would be a future
economic benefit arising from this payment.    Under our agreement with Bain Consulting we are required to make advanced royalty payments at the rate of $25,000 per year beginning April 23, 2016.

The Project consists of a single claim group which lies directly east and north of Snowden. It consists of 3428.3 hectares, 13.4 sections or 8471.6 acres. The Claims are located within the Southern Mining District, and are centered at approximately Latitude 53o 25' North, Longitude 104o 37' West on National Topographical Survey map sheets 073H/08 and 10. Gulfstream Capital Corporation has acquired a 70% interest in the Project.  The deposit for this mining claim was $6,000 USD and the impairment recognized was $6,000 USD.

No kimberlite pipes, the host rock for diamonds, have been identified to date within the Project area. However, the Snowden block lies SE of staked ground known to contain one kimberlite showing; it lies NW of staked ground known to have 5 kimberlite showings, with 4 reported to contain diamonds.

Exploration work designed to determine whether the Snowden Project block contains diamond-bearing kimberlite is recommended. The Phase I program should consist of grid emplacement and a ground-based magnetic survey. The recommended budget for this work is US $10,000.00. Based on results of the Phase 1 work a Phase 2 program would be initiated and would consist of a gravity survey to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD. Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work. This would consist of approximately 600 m of drilling and is estimated to cost $150,000USD. Further work would be dependent on the results of the initial drilling.

NOTE 4 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $28,325, which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 4 -INCOME TAXES – Continued

The Company has deferred income tax assets, which have been fully reserved, as follows as of July 31, 2013 and 2012:

	2013	2012

Deferred tax assets	$9,914	$5,077
Valuation allowance for deferred tax assets	(9,914)	(5,077)
Net deferred tax assets	$-	$-

NOTE 5 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 5 – FAIR VALUE MEASUREMENTS – Continued

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of July 31, 2013 and 2012:

Level 1: None

Level 2: None

Level 3: None

Total Gain (Losses): None

NOTE 6 - RELATED PARTY TRANSACTIONS

During the period ended July 31, 2013 the Company recognized a total of $3,000 (2012: $6,000) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of July 31, 2013, the director has advanced a total of $13,000 (2012: $11,000).

On January 27, 2013 the Company issued 2,500,000 common shares of Gulfstream Capital Corporation to Ms. Liliia Berezhna for a cash consideration of $25USD which company has no collected.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 7 - COMMON STOCK

2,500,000 common shares of Gulfstream Capital Corporation were issued on December 29, 2010 to Mr. Harry Hohenstein as founders shares.

2,500,000 common shares of Gulfstream Capital Corporation were issued on January 27, 2013 to Ms. Liliia Berezhna for a cash consideration of $25USD which Company has not collected.

NOTE 8 – SUBSEQUENT EVENTS

The Company has no reportable subsequent events after July 31, 2013 through the date the financial statements are available to be issued.

The Company has no reportable subsequent events after January 31, 2013 through the date the financial statements are available to be issued.

FINANCIAL STATEMENTS

Gulfstream Capital Corporation
(An Exploration Stage Company)

January 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Gulfstream Capital Corporation
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Gulfstream Capital Corporation (an Exploration Stage Company) as of January 31, 2013 and January 31, 2012, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years ended January 31, 2013 and 2012 and for the period from inception on December 29, 2010 until January 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulfstream Capital Corporation as of January 31, 2013 and January 31, 2012, and the results of its operations, changes in stockholders' equity (deficit) and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, no revenues, and recurring net losses since inception which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas
May 17, 2013

Gulfstream Capital Corporation
(An Exploration Stage Company)
Balance Sheets
January 31, 2013 and January 31, 2012

	January 31, 2013	January 31, 2012

ASSETS

Current Assets
Cash	$-	$-
Total Current Assets	-	-

Mining Claims, net of impairment	-	-
Total Assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities

Due to Directors	$11,000	$6,000
Total Liabilities	11,000	6,000
Stockholders’ Deficit

Common Stock (75,000,000 shares authorized, par value 0.00001, 5,000,000 shares issued and outstanding at January 31, 2013 and 2,500,000 shares issued and outstanding at January 31, 2012)	50	25
Additional paid-in capital	13,582	6,863

Stock subscription receivable	(25)	-
Deficit accumulated during the exploration stage	(24,607)	(12,888)

Total Stockholders’ Deficit	(11,000)	(6,000)

Total Liabilities and Stockholders’ Deficit	$-	$-

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Statements of Operations
For the Years Ended Ended January 31, 2013 and 2012
and Inception (December 29, 2010) to January 31, 2013

	Year Ended January 31, 2013	Year Ended January 31, 2012	Inception December 29, 2010 to January 31, 2013

Revenue	$-	$-	$-
Cost of Goods Sold	-	-	-
Gross Profit	$-	$-	$-
Operating Expenses
Consulting services	$3,000	$3,000	$6,250
Rent	3,000	3,000	6,250
Legal and accounting	5,000	-	5,000
Impairment of Mineral Claims	-	6,000	6,000

Total Expenses	11,000	12,000	23,500

Operating Loss	(11,000)	(12,000)	(23,500)

Interest Expense	714	388	1,107

Net Loss	$(11,719)	$(12,388)	$(24,607)
Net Loss Per Common Share – Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding	2,739,071	2,500,000

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
Statements of Cash Flows
(An Exploration Stage Company)
For the Years Ended January 31, 2013 and 2012
and Inception December 29, 2010 to January 31, 2013

	Year Ended January 31, 2013	Year Ended January 31, 2012	Inception on December 29, 2010 to January 31, 2013

Operating Activities

Net loss	$(11,719)	$(12,388)	$(24,607)

Adjustments to reconcile net loss to cash used by operating activities:
Impairment of mineral claims	-	6,000	6,000
Donated consulting services and rent expenses	6,000	6,000	12,500
Imputed Interest	719	388	1,107

Net Cash Used by Operating Activities	(5,000)	-	(5,000)

Investing Activities

Purchase of mining claims	-	(6,000)	(6,000)

Financing Activities

Borrowings on debt-related party	5,000	6,000	11,000

Increase (Decrease) in Cash	-	-	-

Cash - Beginning of Period	-	-	-
-
Cash - End of Period	$-	$-	$-

Supplemental Disclosure of Cash Flow Information Cash paid during the period for :
Interest	$-	$-	$-
Income taxes	$-	$-	$-
Non-cash Activities
Issuance of common stock for founders shares	$-	$-	$25
Issuance of common stock subscribed	$25	$-	$25

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
Statement of Changes in Stockholders’ Deficit
(An Exploration Stage Company)
From Inception, December 29, 2010, to January 31, 2013

	Common Stock		Additional Paid-in		Deficit Accumulated During the Exploration Subscription
	Shares	Amount	Capital	Receivable	Stage	Total

Balance at December 29, 2010	-	$-	$-	$-	$-	$-

Issuance of common stock to founders	2,500,000	25	(25)	-	-	-
Donated consulting services and rent	-	-	500	-	-	500
Net loss	-	-	-	-	(500)	(500)
Balances at January 31, 2011	2,500,000	25	475	-	(500)	-
Donated consulting services and rent	-	-	6,000	-	-	6,000
Imputed Interest	-	-	388	-	-	388
Net loss	-	-	-	-	(12,388)	(12,388)
Balances at January 31, 2012	2,500,000	$25	$6,863	-	$(12,888)	$(6,000)
Issuance of common stock for cash	2,500,000	25	-	(25)	-	-
Donated consulting services and rent	-	-	6,000	-	-	6,000
Imputed Interest	-	-	719	-	-	719
Net loss	-	-	-	-	(11,719)	(11,719)
Balances at January 31, 2013	5,000,000	$50	$13,582	$(25)	$(24,607)	$(11,000)

(The Accompanying Notes are an Integral Part of These Financial Statements)

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 1 – NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS AND HISTORY
The Company was incorporated on December 29, 2010 in the State of Nevada. The Company is an exploration stage corporation. An exploration stage corporation is one engaged in the search for mineral deposits or reserves which are not in either the development or production stage. The Company intends to explore for diamond-bearing kimberlite on its mining property.

The Company does not have any revenues and has incurred losses since inception. Currently, the Company has no operations, has been issued a going concern opinion and relies upon the sale of our securities and loans from its sole officer and director to fund operations.

GOING CONCERN - These financial statements have been prepared on a going concern basis, which implies Gulfstream Capital Corporation will continue to meet its obligations and continue its operations for the next fiscal year.  Realization value may be substantially different from carrying values as shown and these financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Gulfstream Capital Corporation be unable to continue as a going concern.  As at January 31, 2013 Gulfstream Capital Corporation has a working capital deficiency, has not generated revenues and has accumulated losses of $24,607 since inception.  The continuation of Gulfstream Capital Corporation as a going concern is dependent upon the continued financial support from its shareholders, the ability of Gulfstream Capital Corporation to obtain necessary equity financing to continue operations, and the attainment of profitable operations.  These factors raise substantial doubt regarding the Gulfstream Capital Corporation’ ability to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION -These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is January 31.

USE OF ESTIMATES - The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses in the reporting period. We regularly evaluate our estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us July differ materially and adversely from our estimates. To the extent there are material differences between our estimates and the actual results, our future results of operations will be affected.

CASH AND CASH EQUIVALENTS - The Company considers all highly liquid instruments with original maturities of three months or less when acquired, to be cash equivalents.  We had no cash equivalents at January 31, 2013 or January 31, 2012.

EXPLORATION STAGE ENTITY – The Company complies with FASB guidelines for its description as a exploration stage company.

IMPAIRMENT POLICY – In 2011, the Company paid $6,000 for the Snowden Diamond mining project.  At January 31, 2012, the Company did an assessment of whether this payment would meet the characteristics required to record it as an asset at year-end and determined that an impairment charge of $6,000 should be reflected as of January 31, 2012 because the Company could not substantiate that there would be a future economic benefit arising from this payment.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

IMPUTED INTEREST – The Company calculates imputed interest expense at an interest rate of 8%.

INCOME TAXES - The Company accounts for income taxes under the provisions issued by the FASB which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company computes tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

LOSS PER COMMON SHARE - The Company reports net loss per share in accordance with provisions of the FASB.  The provisions require dual presentation of basic and diluted loss per share. Basic net loss per share excludes the impact of common stock equivalents. Diluted net loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. As of January 31, 2013 and 2012, there were no common stock equivalents outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS - Pursuant to ASC No. 820, “Fair Value Measurements and Disclosures”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of January 31, 2013 and January 31, 2012. The Company’s financial instruments consist of cash.  The Company considers the carrying value of such amounts in the financial statements to approximate their fair value due to the short-term nature of these financial instruments.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS - In February 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

-
Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and

-
Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 is not expected to have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 is not expected to have a material impact on our financial position or results of operations.

In October 2012, the FASB issued Accounting Standards Update ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on our financial position or results of operations.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – Continued

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU 2011-12, “Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05. This update defers the requirement to present items that are reclassified from accumulated other comprehensive income to net income in both the statement of income where net income is presented and the statement where other comprehensive income is presented. The adoption of ASU 2011-12 has not had a material impact on our financial position or results of operations.

In December 2011, the FASB issued ASU No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS. The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. The Company is currently evaluating the impact, if any, that the adoption of this pronouncement may have on its results of operations or financial position.

NOTE 3 –MINING CLAIM

The Company intends to conduct exploration activities on the Snowdewn Diamond Project, which is located in Saskatchewan, Canada. The Snowden Diamond Project (“Claims”, “Project” or “Properties”) is located within agricultural lands of central Saskatchewan, Canada. Numerous kimberlite pipes, some of which are diamond-bearing, occur in the same geological environment and are located within the region.

Gulfstream Capital Corporation acquired 70% interest in Snowden Diamond project from Bain Consulting.  The deposit for this mining claim was $6,000 USD and the impairment recognized was $6,000 USD.  Under our agreement with Bain Consulting we are required to make advanced royalty payments at the rate of $25,000 per year beginning April 23, 2016.

The Project consists of a single block of claims, which lies directly east and north of Snowden. It consists of 3428.3 hectares, 13.4 sections or 8471.6 acres. The southern part of the block lies within NTS map sheet 073H/08 while the northern part lies within map sheet 073H/10. All claims are registered in the name of Mr. Duncan Bain, of London, Ontario, Canada. To maintain the property in good standing, Saskatchewan Industry and Resources (SIR) requires proof of exploration expenditures, or cash payment in lieu, of $15 per hectare per year (after the first year). These assessment requirements amount to $51,424.50 for the entire project. The first assessment due date is April 23, 2015.

No kimberlite pipes, the host rock for diamonds, have been identified to date within the Project area. However, the Snowden block lies SE of staked ground known to contain one kimberlite showing; it lies NW of staked ground known to have 5 kimberlite showings, with 4 reported to contain diamonds.

Exploration work designed to determine whether the Snowden Project block contains diamond-bearing kimberlite is recommended. The Phase I program should consist of grid emplacement and a ground-based magnetic survey. The recommended budget for this work is US $10,000.USD. Based on results of the Phase 1 work a Phase 2 program would be initiated and would consist of a gravity survey to cover the most promising parts of the claim covered by the Phase 1 magnetometer survey. The estimated cost of the Phase 2 program is $30,000USD. Upon the completion of Phases 1 and 2, and based on positive results, a diamond drill program would be initiated on targets generated by the first two phases of work. This would consist of approximately 600 m of drilling and is estimated to cost $150,000USD. Further work would be dependent on the results of the initial drilling.

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 4 -INCOME TAXES

Deferred income taxes July arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.   The company does not have any uncertain tax positions.

The Company currently has net operating loss carryforwards aggregating $24,607 (2012: $12,388), which expire through 2030. The deferred tax asset related to the carryforwards has been fully reserved.

The Company has deferred income tax assets, which have been fully reserved, as follows as of January 31, 2013:

	2013	2012
Deferred tax assets	$8,612	$4,511
Valuation allowance for deferred tax assets	(8,612)	(4,511)
Net deferred tax assets	$-	$-

NOTE 5 – FAIR VALUE MEASUREMENTS

The Company adopted ASC No. 820-10 (ASC 820-10), Fair Value Measurements.  ASC 820-10 relates to financial assets and financial liabilities.

ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

•	Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2
Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3
 Inputs that are both significant to the fair value measurement and   unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and July include the Company's own data.)

The following presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a non-recurring basis as of January 31, 2013 and 2012:

Level 1: None
Level 2: None
Level 3: None
Total Gain (Losses): None

Gulfstream Capital Corporation
(An Exploration Stage Company)
Notes to the Financial Statements

NOTE 6 - RELATED PARTY TRANSACTIONS

During the year ended January 31, 2013 the Company recognized a total of $6,000 (2012: $6,000) for rent and services from directors for rent at $250 per month and at $250 per month for consulting services provided by the President and Director of the Company. These transactions are recorded at the exchange amount which is the amount agreed to by the transacting parties.  These expenses were forgiven and recorded as additional paid-in-capital.

A director has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of January 31, 2013, the director has advanced a total of $11,000 (2012: $6,000).  As of January 31, 2013 a total imputed interest recognized was $1,107.

On January 27, 2013, 2,500,000 common shares were transferred to Liliia Berezhna for $25USD upon resignation of Ms. Jahodka , Company’s former Secretary and Director, and appointment of Ms. Berezhna as Secretary and Director of the Company.

NOTE 7 - COMMON STOCK

2,500,000 common shares of Gulfstream Capital Corporation were issued on December 29, 2010 to Mr. Harry Hohenstein as founders shares.

2,500,000 common shares of Gulfstream Capital Corporation were issued on January 27, 2013 to Ms. Liliia Berezhna for a cash consideration of $25USD.  As of January 31, 2013 the Company has not collected the cash consideration of $25USD and recorded a stock receivable.

NOTE 8 – SUBSEQUENT EVENTS

The Company collected the $25USD cash consideration for the 2,500,000 common shares issued to Liliia Berezhna.

The Company has no reportable subsequent events after January 31, 2013 through the date the financial statements are available to be issued.

1,000,000Shares of Common Stock

Gulfstream Capital Corporation

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is                               , 2013

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses and Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of securities being registered.

Securities and Exchange Commission registration fee	$5
Federal Taxes	$—
State Taxes and Fees	$—
Transfer Agent Fees	$500
Accounting fees and expenses	$4,000
Legal fees and expense	$10,000
Blue Sky fees and expenses	$-
Miscellaneous	$197
Total	$14,702

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

The current Bylaws of the Company provides that the Board of Directors shall cause the Company to indemnify a current or former director, officer and Secretary of the Company, or a current or former director, officer and Company of a corporation of which the Company is or was a stockholder and the heirs and personal representative of any such person against all costs, charges and expenses to settle an action, judgment or proceeding to which they are made a party by reason of their position of director or officer of the Company.

The Company is permitted by the Bylaws to purchase and maintain insurance for any director, officer, employee or agent of the Company or as a director, officer, employee or agent of the Company of which the Company is or was a stockholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Our company is incorporated under the laws of the State of Nevada.  Section 78.7502 of the Nevada Revised Statutes (the “NRS”) provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 of the NRS further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the NRS provides that any discretionary indemnification under Section 78.7502 of the NRS, unless ordered by a court or advanced pursuant to subsection 2 of Section 78.751 of the NRS, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Company’s Articles of Incorporation and Bylaws or an agreement made by the Company may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the NRS:

●
does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 of the NRS or for the advancement of expenses made pursuant to subsection 2 of section 78.751 of the NRS, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company under Nevada law or otherwise, we have been advised the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities

In December 2010, we issued 2,500,000 founder shares to Harry Hohenstein for his services. In December 2012, we issued 2,500,000 shares of common stock at a purchase price of $0.00001 per share to Aleksandra Jahodka in connection with her appointment as Secretary and Director of the Company and for a total payment of $25 in cash, which Company received from Ms. Jahodka after January 31, 2013, the year end.  The shares were subsequently transferred to Liliia Berezhna in January 2013 for $25 upon resignation of Ms. Jahodka and appointment of Ms. Berezhna as Secretary and Director of the Company.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered.

Item 16. Exhibits.

Exhibit No.	Description

3.1	Articles of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
3.2	By-Laws (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
4.1	Form of Subscription Agreement (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1
Agreement between the Company and Duncan J. Bain, dated April 23, 2013 (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)

23.1	Consent of M&K CPAS, PLLC.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (Included in Exhibit 5.1)*
23.3	Consent of Duncan Bain

*  To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfurt, Germany, on November 12, 2013 .

Gulfstream Capital Corporation

By:	/s/ Harry Hohenstein
Harry Hohenstein Chief Executive Officer (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Harry Hohenstein	President, Chief Executive Officer,	November 12, 2013
Harry Hohenstein	Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

/s/ Liliia Berezhna	Secretary and Director	November 12, 2013
Liliia Berezhna

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
3.2	By-Laws (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
4.1	Form of Subscription Agreement (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)
5.1	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.*
10.1
Agreement between the Company and Duncan J. Bain, dated April 23, 2013 (Incorporated by reference to the Company’s registration statement on Form S-1 (File No. 333-188694), filed with the Securities and Exchange Commission on May 20, 2013.)

23.1	Consent of M&K CPAS, PLLC.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (Included in Exhibit 5.1)*
23.3	Consent of Duncan Bain

*  To be filed by amendment.